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                                                                    EXHIBIT 23.9


                         INDEPENDENT AUDITOR'S CONSENT



We consent to incorporation by reference in the registration statement on Form S-3 of PLATINUM technology, inc. of our report dated March 20, 1996, with respect to the balance sheets of Prodea Software Corporation as of December 31, 1995 and 1994, and the related statements of operations, stockholders' equity, and cash flows for the years then ended which report appears in the Form 8-K of PLATINUM technology, inc. dated February 8, 1996, as amended, and to the reference to our firm under the heading "Experts" in the prospectus.


                                                      KPMG PEAT MARWICK LLP

Minneapolis, Minnesota
October 30, 1996